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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-17765) and Post-Effective Amendment No. 1 to Registration Statement (File No. 333-11995) and Post-Effective Amendment No. 5 to Registration Statement (File No. 33-97960) both on Form S-3 of Ultrafem, Inc. of our report dated August 12, 1997, appearing in this Annual Report on Form 10-K of Ultrafem, Inc. for the year ended June 30, 1997.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

New York, New York

August 12, 1997